Exhibit 99

Family Dollar Fourth Quarter Comparable Store Sales Increase 6.1%

MATTHEWS, N.C.--(BUSINESS WIRE)--September 2, 2010--Family Dollar Stores, Inc. (NYSE:FDO) reported that net sales for the fourth quarter ended August 28, 2010, increased 8.0% to $1.957 billion from $1.811 billion in the fourth quarter ended August 29, 2009. Comparable store sales for the quarter increased 6.1%. Sales during the quarter were strongest in the Consumables category. The Company had 6,785 stores as of August 28, 2010, including 75 new stores opened in the fourth quarter.

“Customers continue to respond well to the values and convenience we offer,” said Howard Levine, Chairman and CEO. “In fiscal 2010, we enhanced our assortment, worked to make our stores easier to shop, and expanded our operating hours to provide our customers with more convenience. These investments have delivered solid results and position us well for continued growth in fiscal 2011.”

	Net Sales (billions)	Net Sales Change	Comparable Store Sales Change
Fourth Quarter	$1.957	8.0%	6.1%
Fiscal 2010	$7.867	6.3%	4.8%

Cautionary Statements

Certain statements contained in this press release are “forward-looking statements” that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address certain plans, activities or events which the Company expects will or may occur in the future and relate to, among other things, the state of the economy, cost of sales, SG&A expenses, and earnings per diluted share. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statement. Consequently, all of the forward-looking statements made by the Company in this and in other documents or statements are qualified by factors, risks and uncertainties, including, but not limited to, those set forth under the headings titled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission up to the date of this release.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake to update or revise these forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

Fourth Quarter Earnings Conference Call Information

The Company expects to report fourth quarter financial results on September 29, 2010, before the market opens. The Company plans to host a conference call with investors on September 29, 2010, at 10:00 A.M. ET to discuss the results. The Company will also provide an update on various business initiatives and discuss plans and expectations for fiscal 2011. After some prepared remarks by management, participants will have an opportunity to ask questions. The Company’s responses to questions, as well as other matters discussed during the conference call, may include information that has not been disclosed previously.

If you wish to participate, please call (800) 779-6561 for domestic US calls and (517) 308-9046 for international calls at least 10 minutes before the call is scheduled to begin. The passcode for the conference call is FAMILY DOLLAR.

There will also be a live webcast of the conference call that can be accessed at the following link:

http://www.familydollar.com/investors.aspx?p=irhome.

A replay of the webcast will be available at the same address noted above after 2:00 P.M. ET, September 29, 2010.

About Family Dollar

Beginning with one store in 1959 in Charlotte, North Carolina, the Company currently operates more than 6,700 stores in 44 states. Family Dollar Stores, Inc., a Fortune 500 company, is based in Matthews, North Carolina, just outside of Charlotte and is a publicly held company with common stock traded on the New York Stock Exchange under the symbol FDO. For more information, please visit www.familydollar.com.

CONTACT:
Family Dollar Stores, Inc.
INVESTOR CONTACT:
Kiley F. Rawlins, CFA, 704-849-7496
krawlins@familydollar.com
MEDIA CONTACT:
Josh Braverman, 704-814-3447
jbraverman@familydollar.com